EXHIBIT 99.1

Contact: Anne H. Lloyd
Executive Vice President and Chief
Financial Officer
(919) 783-4660
www.martinmarietta.com

MARTIN MARIETTA DELIVERS TOP- AND BOTTOM-LINE GROWTH FOR A RECORD SECOND QUARTER

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Record Net Sales, Gross Profit and Net Earnings

Consolidated Gross Margin (Excluding Freight and Delivery Revenues) Expands 340 Basis Points

Earnings per Diluted Share Increases 56%

Aggregates Product Line Pricing Up 7%

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RALEIGH, North Carolina (August 2, 2016) – Martin Marietta Materials, Inc. (NYSE:MLM) today reported results for the second quarter ended June 30, 2016.

Ward Nye, Chairman, President and CEO of Martin Marietta, stated: “We are pleased to deliver top-line and bottom-line growth with record net sales, gross profit and net earnings in the quarter. Net sales increased nearly 8 percent (12 percent excluding net sales attributable to the California cement business divested in the third quarter 2015). Gross profit and net earnings increased 23 percent and 49 percent, respectively.  Diluted earnings per share of $1.90 increased 56 percent when compared with the comparable prior-year period.  The record results for the quarter reflect our continued ability to capitalize on improving economic conditions across our markets, coupled with our disciplined approach to cost management and operational excellence.

“Aggregates product line pricing growth and cost discipline led to a 340-basis-point increase in our consolidated gross margin (excluding freight and delivery revenues). This gross margin expansion was achieved despite record or near-record rainfall and its attendant effects in many of our key markets, notably Texas, North Carolina and Colorado. Importantly, for every $1.00 increase in net sales, gross profit increased $0.71, which demonstrates the business’ strong operating leverage with economic growth. The economic improvements we see across our geographic footprint, including both strong employment growth and population dynamics, together with robust public and private construction activity, further reinforces our positive outlook for a sustained construction-centric recovery during the next several years.

“Domestic job growth remains a strong catalyst for construction activity and, during the trailing-12 months ended June 2016, the United States added nearly two and one half million jobs.  The southeastern United States’ steady economic recovery is gaining momentum with North Carolina, Georgia and Florida all ranked in the top ten states nationally for employment growth. For the second quarter, these market conditions, among others, helped drive aggregates product line volume growth of 4.9 percent in the Mid-America Group, primarily due to increased private construction activity across North Carolina and South Carolina.  Demand in the Mid-America Group was constrained by heavy rainfall during the first two months of the quarter. In fact, for April and May, aggregate volume was down 1.3 percent; however, volume growth of nearly 16 percent in June more than offset the early quarter weather deficit.  Volume growth for the Southeast Group was 1.9 percent, benefitting from increasing public-sector demand in Georgia and Florida, while increases were partially impacted by a reduction in ballast shipments.

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MLM Announces Second-Quarter 2016 Results

August 2, 2016

“Aggregate shipments in the West Group were hindered by extremely wet weather in Texas throughout the majority of the second quarter. As previously predicted by the National Oceanic and Atmospheric Administration, the El Niño effect, which began in the spring of 2015, concluded at the end of May 2016.  In addition, the reduction of shale-related shipments compared with the prior-year quarter and lower ballast shipments due to decreased rail demand further impacted the West Group’s second quarter results. While some construction activity was temporarily displaced, contractor backlogs reveal pent-up aggregate demand.  Further, the Dallas-Fort Worth Metroplex continues to be one of the nation’s fastest growing areas, benefitting from strong population and employment trends.

Mr. Nye continued, “We remain highly optimistic as we look towards the second half of the year and well beyond. Our team is poised to capitalize on increasing demand, and we expect exceptional performance from all of our businesses. We remain steadfast in our commitment to enhance long-term shareholder value by continuing to build on our proven track record of disciplined and strategic geographic positioning and by benefitting from our world-class employees endowed with a relentless dedication to controlling costs while maintaining industry-leading safety standards.”

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MLM Announces Second-Quarter 2016 Results

August 2, 2016

NOTABLE ITEMS FOR THE SECOND QUARTER (All growth and margin comparisons are versus the prior-year period)

	Quarter-ended June 30,		Six-months ended June 30,
	2016	2015	2016	2015
Consolidated net sales	$ 915.4M	$ 850.2M	$ 1.649B	$ 1.482B
% growth	7.7%		11.3%
Consolidated gross profit	$ 246.7M	$ 200.2M	$ 391.3M	$ 274.4M
% growth	23.3%		42.6%
Consolidated gross profit margin (excluding freight and delivery revenues)	26.9%	23.5%	23.7%	18.5%
margin expansion	340 bps		520 bps
Earnings from operations	$ 187.7M	$ 137.0M	$ 271.5M	$ 162.6M
% growth	37.1%		67.0%
EBITDA [1]	$ 266.5M	$ 206.9M	$ 419.1M	$ 298.1M
% growth	28.8%		40.6%
EBITDA margin as a % of net sales	29.1%	24.3%	25.4%	20.1%
margin expansion	480 bps		530 bps
Earnings per diluted share	$1.90	$1.22	$2.60	$1.30
% growth	55.7%		100.0%
Aggregates Product Line:
Net sales	$ 516.3M	$ 481.6M	$ 922.7M	$ 813.8M
% growth	7.2%		13.4%
Gross profit	$ 164.4M	$ 137.3M	$ 245.4M	$ 178.7M
% growth	19.7%		37.4%
Gross profit margin (excluding freight and delivery revenues)	31.8%	28.5%	26.6%	22.0%
margin expansion	330 bps		460 bps
Aggregates-related downstream operations:
Net sales	$ 280.5M	$ 207.8M	$ 478.6M	$ 352.1M
% growth	35.0%		35.9%
Gross profit	$ 38.2M	$ 17.2M	$ 50.1M	$ 14.5M
% growth	121.5%		244.5%
Gross profit margin (excluding freight and delivery revenues)	13.6%	8.3%	10.5%	4.1%
margin expansion	530 bps		640 bps
Cement [2]:
Net sales	$ 59.8M	$ 66.2M	$ 129.6M	$ 129.7M
% growth	(9.7%)		-
Gross profit	$ 24.0M	$ 27.0M	$ 56.6M	$ 50.0M
% growth	(11.1%)		13.0%
Gross profit margin (excluding freight and delivery revenues)	40.1%	40.8%	43.6%	38.6%
margin expansion	(70 bps)		500 bps
Magnesia Specialties:
Net sales	$ 58.8M	$ 60.4M	$ 118.4M	$ 119.2M
% growth	(2.6%)		(0.7%)
Gross profit	$ 21.7M	$ 21.2M	$ 44.7M	$ 41.4M
% growth	2.2%		7.9%
Gross profit margin (excluding freight and delivery revenues)	36.8%	35.1%	37.7%	34.7%
margin expansion	170 bps		300 bps

1 See page 20 for a reconciliation to net earnings.

2 Cement results reflect Texas cement operations. For comparability purposes, the quarter and six-months ended June 30, 2015 exclude net sales and gross profit related to the California cement business which was sold in the third quarter of 2015.  Details of the California cement results can be found on pages 13 and 19.

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MLM Announces Second-Quarter 2016 Results

August 2, 2016

QUARTERLY OPERATING RESULTS (All comparisons are versus the prior-year quarter unless noted otherwise)

Aggregates Business

Aggregates Product Line Shipments by End-Use

	Quarter-ended June 30, 2016		Six months-ended June 30, 2016
	% of total	% growth	% of total	% growth
Infrastructure	43%	1.3%	41%	8.8%
Nonresidential	33%	2.8%	33%	7.3%
Residential	17%	10.8%	18%	14.0%
ChemRock / Rail	7%	(21.1%)	8%	(18.6%)

Aggregates product line shipments to the infrastructure market comprised 43 percent of quarterly volumes and increased 1.3 percent.  Growth was led by the Southeast Group, which increased 8.9 percent. The Mid-America and West Groups were impacted by significant rainfall and project delays in April and May, which deferred shipments and led to flat public-sector volumes. Growth in the Southeast Group was primarily attributable to large projects in Georgia, a state that is benefitting from legislation passed in 2015 increasing near and long-term state infrastructure spending.

The nonresidential market represented 33 percent of quarterly aggregates product line shipments and increased 2.8 percent.  The Mid-America Group achieved a 13.7 percent increase, followed by an increase of 1.6 percent in the Southeast Group.  Notably, a broader improving economy is driving business investment in office and retail development, which are experiencing a rebound in markets not seen in the past several years.  The West Group noted a decline in nonresidential activity, primarily related to weather deferrals and further reductions in shale-energy demand.

The residential market accounted for 17 percent of quarterly aggregates product line shipments. Volumes to this segment increased 10.8 percent, due to the continued and expanding housing recovery, notably in the southeastern region of the country.  While housing activity in the United States generally remains well below historic averages, strong growth in permits, starts and completions among the Company’s top states reflect steady momentum in housing construction and indicate additional future gains from increased residential investment. In fact, Dallas and Atlanta, key Martin Marietta markets, are ranked first and second in the country, respectively, in permits growth. Further, during the second quarter, North Carolina, Iowa, Florida and South Carolina all reported double-digit growth in housing starts.  The ChemRock/Rail market accounted for the remaining 7 percent of aggregates product line volumes. The volume decline in this segment principally reflects reduced ballast shipments driven by reduced coal demand, which impacts transportation and results in lower capital and maintenance activity by railroads.

Overall, aggregates product line shipments increased 1.3 percent.  Geographically, growth was led by the Mid-America Group, which increased 4.9 percent, while the Southeast Group achieved a 1.9 percent increase. This growth offset the weather-impacted decline in the West Group.

Aggregates product line pricing improvement of 6.8 percent reflects growth in all reportable groups, led by a 10.0 percent increase in the West Group. The Southeast Group and Mid-America Group reported increases of 6.2 percent and 4.2 percent, respectively.

The ready mixed concrete product line continued to benefit from strong demand, better pricing and improved operating conditions, driving a 23.7 percent increase in shipments and a 15.4 percent increase in average selling

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MLM Announces Second-Quarter 2016 Results

August 2, 2016

price. In addition, these factors helped drive a 43.5 percent increase in net sales and a 560-basis-point improvement in gross margin (excluding freight and delivery revenues).

The Aggregates business’ gross margin (excluding freight and delivery revenues) was 25.4 percent, an increase of 300 basis points, driven largely by broad-based economic recovery, including growth in the southeastern United States.

Cement Business

The Cement business was slowed by wet weather in Texas, constraining shipments during the second quarter. Nonetheless, excluding the impact of the California cement business sold in 2015, cement shipments increased 2.2 percent in the quarter while pricing was down slightly, ahead of price increases taking effect in July and planned for October.

The business generated $59.8 million of net sales and $24.0 million of gross profit.  For the quarter, gross profit margin (excluding freight and delivery revenues) in the Cement business was 40.1 percent, which was relatively flat compared with the second quarter of 2015 (excluding the results of the California cement business). Planned cement kiln maintenance costs of $5.7 million were incurred during the quarter and are expected to be $2.0 million and $7.8 million in the third and fourth quarter, respectively.

The Company sees broad-based strength in Texas markets, where cement demand exceeds local supply.  The Portland Cement Association, or PCA, forecasts continued supply/demand imbalance in Texas over the next several years.

Magnesia Specialties Business

Magnesia Specialties delivered strong performance and generated second-quarter net sales of $58.8 million, with notable contributions from the magnesia-based chemicals product line. Gross margin (excluding freight and delivery revenues) in the quarter expanded 170 basis points to 36.8 percent. Second-quarter earnings from operations were $19.2 million compared with $18.8 million in the prior-year quarter.

CONSOLIDATED OPERATING RESULTS

SG&A was 6.7 percent of net sales, flat compared with the prior-year quarter.  Earnings from operations for the quarter were $187.7 million compared with $137.0 million in the prior-year period, an increase of 37 percent.

The estimated effective income tax rate for the quarter was 30 percent, in line with annual guidance.  For the year, the Company expects to fully utilize the $33 million remaining net operating loss carryforwards acquired with TXI.

LIQUIDITY AND CAPITAL RESOURCES

Cash provided by operating activities for the first six months of the year was $203.4 million in 2016 compared with $127.1 million in 2015.  The increase is principally attributable to higher earnings before depreciation, depletion and amortization expense.

At June 30, 2016, the ratio of consolidated debt to consolidated EBITDA, as defined, for the trailing-12 months was 1.98 times, in compliance with the Company’s leverage covenant and in line with the Company’s target range.

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MLM Announces Second-Quarter 2016 Results

August 2, 2016

SHARE REPURCHASE PROGRAM

The Company is authorized to execute a share repurchase program under which it may acquire up to 20 million shares of its outstanding common stock. Repurchases are expected to be carried out through a variety of methods, which may include open market purchases, privately negotiated transactions, block trades, accelerated share purchase transactions, or any combination of such methods. The Company expects to complete the repurchase program over the next several years, though the actual timing of completion will be based on an ongoing assessment of the capital needs of the business, the market price of the Company’s common stock and general market conditions. Share repurchases will be undertaken based on then-current business and market factors; therefore, the actual return of capital in any single quarter may vary. The repurchase program may be modified, suspended or discontinued by the Company at any time without prior notice.

During the quarter, the Company repurchased 215,000 shares of its common stock for $40.0 million. The Company has repurchased 4.5 million shares and, including the continued payment of a $1.60 annual dividend per share, returned $869 million to shareholders since announcing its repurchase authorization in February of 2015.  As of June 30, 2016, there were 63.8 million shares of Martin Marietta common stock outstanding and 15.5 million shares remaining under the current repurchase authorization.

FULL-YEAR OUTLOOK

The Company is encouraged by positive trends in the markets it serves and its ability to execute its strategic business plans. Notably:

•

For the public sector, continued modest growth is expected in 2016 as new monies begin to flow into the system, particularly in the second half of the year.  Additionally, state initiatives to finance infrastructure projects, including support from the Transportation Infrastructure Finance and Innovation Act (TIFIA), are expected to grow and continue to play an expanded role in public-sector activity.

•

Nonresidential construction is expected to increase in both the heavy industrial and commercial sectors.  The Dodge Momentum Index is near its highest level since 2009 and signals continued growth. Additionally, energy-related economic activity, including follow-on public and private construction activities in its primary markets, will be mixed with overall strength in large downstream construction projects, providing a counterbalance to declines in shale exploration-related volumes.

•

Residential construction is expected to continue to experience good growth metrics, driven by positive employment gains, historically low levels of construction activity over the previous several years, low mortgage rates, significant lot absorption, and higher multi-family rental rates.

Based on these trends and expectations, including a return to normal weather patterns, the Company anticipates achieving the following for the full year:

•	Aggregates end-use markets compared with 2015 levels are as follows:

•Infrastructure market to increase mid-to-high single digits.

•Nonresidential market to increase in the high-single digits.

•Residential market to experience a double-digit increase.

•ChemRock/Rail market to experience a modest decrease.

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MLM Announces Second-Quarter 2016 Results

August 2, 2016

2016 GUIDANCE
	Low	High
Consolidated Results
Consolidated net sales	$ 3.5B	$ 3.7B
Consolidated gross profit	$ 945M	$ 1.0B

SG&A	$ 225M	$ 230M
Interest expense	$ 80M	$ 80M
Estimated tax rate (excluding discrete events)	30.0%	30.0%
Capital Expenditures	$ 350M	$ 350M

EBITDA	$ 1.00B	$ 1.05B

Aggregates Product Line
Volume (total tons) [1]	165.5M	168.5M
% growth [1]	6%	8%
Volume (external tons)	156.0M	159.0M
% growth	6%	8%
Average selling price per ton	$ 12.75	$ 13.00
% growth	6%	8%
Net sales	$ 1.95B	$ 2.05B
Gross profit	$ 620M	$ 655M
Direct production cost per ton shipped	$ 7.35	$ 7.50
Aggregates-related downstream operations
Net sales	$ 1.00B	$ 1.10B
Gross profit	$ 110M	$ 115M
Cement
Volume (external tons)	2.8M	2.9M
% growth [2]	8%	11%
Average selling price per ton	$104.00	$106.00
% growth [2]	2%	4%
Net sales	$ 290M	$ 310M
Gross profit	$ 130M	$ 140M
Magnesia Specialties
Net sales	$ 235M	$ 240M
Gross profit	$ 85M	$ 90M

1 Represents 2016 total aggregates volumes, which includes approximately 9.5 million internal tons. Volume growth ranges are in comparison to total volumes of 156.4 million tons as reported for the full year 2015, which includes 9.2 million internal tons.

2 2016 cement volume and price growth ranges are for Texas cement. The 2015 comparable excludes net sales of $96 million and shipments of 1.1 million tons related to the California cement business which was sold in the third quarter of 2015.  See pages 13 and 19 for quarterly 2015 operational results for the California cement business.

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MLM Announces Second-Quarter 2016 Results

August 2, 2016

RISKS TO OUTLOOK

The 2016 outlook includes management’s assessment of the likelihood of certain risks and uncertainties that will affect performance, including but not limited to: both price and volume, and a recurrence of widespread decline in aggregates volume negatively affecting aggregates price; the termination, capping and/or reduction of the federal and/or state gasoline tax(es) or other revenue related to infrastructure construction; a significant change in the funding patterns for traditional federal, state and/or local infrastructure projects; the volatility in the commencement of infrastructure projects; a reduction in defense spending, and the subsequent impact on construction activity on or near military bases; a decline in nonresidential construction; a further decline in energy-related construction activity resulting from a sustained period of low global oil prices or changes in oil production patterns in response to this decline and certain regulatory or other economic factors; a slowdown in the residential construction recovery, or some combination thereof; a reduction in economic activity in the Company’s Midwest states resulting from reduced funding levels provided by the Agricultural Act of 2014 and a sustained reduction in capital investment by the railroads; an increase in the cost of compliance with governmental laws, rules and regulations; and unexpected equipment failures, unscheduled maintenance, industrial accident or other prolonged and/or significant disruption to its cement production facilities.  Further, increased highway construction funding pressures resulting from either federal or state issues can affect profitability.  If these negatively affect transportation budgets more than in the past, construction spending could be reduced.  Cement is subject to cyclical supply and demand and price fluctuations.  The Magnesia Specialties business essentially runs at capacity; therefore any unplanned changes in costs or realignment of customers introduce volatility to the earnings of this segment.

The Company’s principal business serves customers in aggregates-related construction markets.  This concentration could increase the risk of potential losses on customer receivables; however, payment bonds normally posted on public projects, together with lien rights on private projects, mitigate the risk of uncollectible receivables.  The level of aggregates demand in the Company’s end-use markets, production levels and the management of production costs will affect the operating leverage of the Aggregates business and, therefore, profitability.  Production costs in the Aggregates business are also sensitive to energy and raw material prices, both directly and indirectly.  Diesel fuel and other consumables change production costs directly through consumption or indirectly by increased energy-related input costs, such as steel, explosives, tires and conveyor belts.  Fluctuating diesel fuel pricing also affects transportation costs, primarily through fuel surcharges in the Company’s long-haul distribution network.  The Cement business is also energy intensive and fluctuation in the price of coal affects costs.  The Magnesia Specialties business is sensitive to changes in domestic steel capacity utilization as well as the absolute price and fluctuation in the cost of natural gas.

Transportation in the Company’s long-haul network, particularly the supply of rail cars and locomotive power and condition of rail infrastructure to move trains, affects the Company’s efficient transportation of aggregate into certain markets, most notably Texas, Colorado, Florida and the Gulf Coast.  In addition, availability of rail cars and locomotives affects the Company’s movement of essential dolomitic lime for magnesia chemicals, to both the Company’s plant in Manistee, Michigan, and customers.  The availability of trucks, drivers and railcars to transport the Company’s product, particularly in markets experiencing high growth and increased demand, is also a risk and pressures the associated costs.

All of the Company’s businesses are also subject to weather-related risks that can significantly affect production schedules and profitability.  The first and fourth quarters are most adversely affected by winter weather.  Hurricane activity in the Atlantic Ocean and Gulf Coast generally is most active during the third and fourth quarters.

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MLM Announces Second-Quarter 2016 Results

August 2, 2016

Risks to the outlook also include shipment declines resulting from economic events beyond the Company’s control.  In addition to the impact on nonresidential and residential construction, the Company is exposed to risk in its estimated outlook from credit markets and the availability of and interest cost related to its debt.

The Company’s future performance is also exposed to risks from tax reform at the federal and state levels.

CONFERENCE CALL INFORMATION

The Company will discuss its second quarter 2016 earnings results on a conference call and an online web simulcast today (August 2, 2016).  The live broadcast of the Martin Marietta conference call will begin at 2:00 p.m. Eastern Time today.  An online replay will be available approximately two hours following the conclusion of the live broadcast.  A link to these events will be available at the Company’s website.  Additionally, the Company has posted supplemental financial information related to its second-quarter performance on its website. For those investors without online web access, the conference call may also be accessed by calling (970) 315-0423, confirmation number 52423114.

Martin Marietta, an American-based company and a member of the S&P 500 Index, is a leading supplier of aggregates and heavy building materials, with operations spanning 26 states, Canada and the Bahamas.  Dedicated teams at Martin Marietta supply the resources for the roads, sidewalks and foundations on which we live.  Martin Marietta's Magnesia Specialties business provides a full range of magnesium oxide, magnesium hydroxide and dolomitic lime products. For more information, visit www.martinmarietta.com or www.magnesiaspecialties.com.

Investor Contact:

Elisabeth Eisleben

Director, Investor Relations

(919) 510-4776

Elisabeth.eisleben@martinmarietta.com

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MLM Announces Second-Quarter 2016 Results

August 2, 2016

If you are interested in Martin Marietta Materials, Inc. stock, management recommends that, at a minimum, you read the Corporation’s current annual report and Forms 10-K, 10-Q and 8-K reports to the Securities and Exchange Commission (SEC) over the past year.  The Corporation’s recent proxy statement for the annual meeting of shareholders also contains important information.  These and other materials that have been filed with the SEC are accessible through the Corporation’s website at www.martinmarietta.com and are also available at the SEC’s website at www.sec.gov.  You may also write or call the Corporation’s Corporate Secretary, who will provide copies of such reports.

Investors are cautioned that all statements in this press release that relate to the future involve risks and uncertainties, and are based on assumptions that the Corporation believes in good faith are reasonable but which may be materially different from actual results.  Forward-looking statements give the investor the Corporation’s expectations or forecasts of future events.  You can identify these statements by the fact that they do not relate only to historical or current facts.  They may use words such as "anticipate," "expect," "should be," "believe," “will,” and other words of similar meaning in connection with future events or future operating or financial performance.  Any or all of our forward-looking statements here and in other publications may turn out to be wrong.

Factors that the Corporation currently believes could cause actual results to differ materially from the forward-looking statements in this press release include, the performance of the United States economy and the resolution and impact of the debt ceiling and sequestration issues; widespread decline in aggregates pricing; the history of both cement and ready mixed concrete being subject to significant changes in supply, demand and price; the termination, capping and/or reduction or suspension of the federal and/or state gasoline tax(es) or other revenue related to infrastructure construction; the level and timing of federal and state transportation funding, most particularly in Texas, North Carolina, Iowa, Colorado and Georgia; the ability of states and/or other entities to finance approved projects either with tax revenues or alternative financing structures; levels of construction spending in the markets the Corporation serves; a reduction in defense spending, and the subsequent impact on construction activity on or near military bases; a decline in the commercial component of the nonresidential construction market, notably office and retail space; a further slowdown in energy-related drilling activity, particularly in Texas; a slowdown in residential construction recovery; a reduction in construction activity and related shipments due to a decline in funding under the domestic farm bill; unfavorable weather conditions, particularly Atlantic Ocean hurricane activity, the late start to spring or the early onset of winter and the impact of a drought or excessive rainfall in the markets served by the Corporation; the volatility of fuel costs, particularly diesel fuel, and the impact on the cost of other consumables, namely steel, explosives, tires and conveyor belts, and with respect to the Specialty Products business, natural gas; continued increases in the cost of other repair and supply parts; unexpected equipment failures, unscheduled maintenance, industrial accident or other prolonged and/or significant disruption to cement production facilities; increasing governmental regulation, including environmental laws; transportation availability, notably the availability of railcars and locomotive power to move trains to supply the Corporation’s Texas, Florida and Gulf Coast markets; increased transportation costs, including increases from higher passed-through energy and other costs to comply with tightening regulations as well as higher volumes of rail and water shipments; availability of trucks and licensed drivers for transport of the Corporation’s materials, particularly in areas with significant energy-related activity, such as Texas and Colorado; availability and cost of construction equipment in the United States; weakening in the steel industry markets served by the Corporation’s dolomitic lime products; proper functioning of information technology and automated operating systems to manage or support operations; inflation and its effect on both production and interest costs; ability to successfully integrate acquisitions quickly and in a cost-effective manner and achieve anticipated profitability to maintain compliance with the Corporation’s leverage ratio debt covenant; changes in tax laws, the interpretation of such laws and/or administrative practices that would increase the Corporation’s tax rate;  violation of the Corporation’s debt covenant if price and/or volumes return to previous levels of instability; downward pressure on the Corporation’s common stock price and its impact on goodwill impairment evaluations; reduction of the Corporation’s credit rating to non-investment grade resulting from strategic acquisitions; and other risk factors listed from time to time found in the Corporation’s filings with the SEC.  Other factors besides those listed here may also adversely affect the Corporation, and may be material to the Corporation.  The Corporation assumes no obligation to update any such forward-looking statements.

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MLM Announces Second-Quarter 2016 Results

August 2, 2016

MARTIN MARIETTA MATERIALS, INC.
Unaudited Statements of Earnings
(In millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net sales	$915.4	$850.2	$1,649.4	$1,482.1
Freight and delivery revenues	61.9	71.2	116.6	130.6
Total revenues	977.3	921.4	1,766.0	1,612.7
Cost of sales	668.7	650.0	1,258.1	1,207.7
Freight and delivery costs	61.9	71.2	116.6	130.6
Total cost of revenues	730.6	721.2	1,374.7	1,338.3
Gross profit	246.7	200.2	391.3	274.4
Selling, general and administrative expenses	61.5	56.8	121.4	106.2
Acquisition-related expenses, net	0.9	2.1	1.3	3.7
Other operating expenses and (income), net	(3.4)	4.3	(2.9)	1.9
Earnings from operations	187.7	137.0	271.5	162.6
Interest expense	20.3	19.1	40.3	38.4
Other nonoperating (income) and expenses, net	(8.1)	(3.0)	(9.1)	(2.1)
Earnings from continuing operations before taxes on income	175.5	120.9	240.3	126.3
Income tax expense (benefit)	53.4	38.9	73.1	38.1
Consolidated net earnings	122.1	82.0	167.2	88.2
Less: Net earnings attributable to noncontrolling interests	-	0.1	0.2	0.1
Net earnings attributable to Martin Marietta Materials, Inc.	$122.1	$81.9	$167.0	$88.1

Net earnings per common share attributable to common shareholders:
Basic	$1.91	$1.23	$2.61	$1.30
Diluted	$1.90	$1.22	$2.60	$1.30

Dividends per common share	$0.40	$0.40	$0.80	$0.80

Average number of common shares outstanding:
Basic	63.5	67.4	63.8	67.4
Diluted	63.8	67.6	64.1	67.7

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MLM Announces Second-Quarter 2016 Results

August 2, 2016

MARTIN MARIETTA MATERIALS, INC.
Unaudited Financial Highlights
(In millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net sales:
Aggregates Business:
Mid-America Group	$259.0	$237.4	$432.4	$367.1
Southeast Group	82.7	76.5	150.0	136.2
West Group	455.1	375.5	819.0	662.6
Total Aggregates Business	796.8	689.4	1,401.4	1,165.9
Cement	59.8	100.4	129.6	197.0
Magnesia Specialties	58.8	60.4	118.4	119.2
Total	$915.4	$850.2	$1,649.4	$1,482.1

Gross profit (loss):
Aggregates Business:
Mid-America Group	$92.6	$80.2	$120.0	$87.3
Southeast Group	15.5	9.5	25.9	12.6
West Group	94.4	64.8	149.6	93.3
Total Aggregates Business	202.5	154.5	295.5	193.2
Cement	24.0	30.4	56.6	49.4
Magnesia Specialties	21.7	21.2	44.7	41.4
Corporate	(1.5)	(5.9)	(5.5)	(9.6)
Total	$246.7	$200.2	$391.3	$274.4

Selling, general and administrative expenses:
Aggregates Business:
Mid-America Group	$13.4	$13.3	$26.6	$26.2
Southeast Group	4.6	4.5	8.4	8.8
West Group	17.6	16.1	34.5	31.8
Total Aggregates Business	35.6	33.9	69.5	66.8
Cement	6.1	6.6	12.4	13.3
Magnesia Specialties	2.5	2.4	4.8	4.8
Corporate	17.3	13.9	34.7	21.3
Total	$61.5	$56.8	$121.4	$106.2

Earnings (Loss) from operations:
Aggregates Business:
Mid-America Group	$80.6	$66.9	$95.0	$62.7
Southeast Group	11.5	4.8	18.5	3.3
West Group	77.4	49.2	116.2	63.7
Total Aggregates Business	169.5	120.9	229.7	129.7
Cement	21.3	22.5	47.6	34.7
Magnesia Specialties	19.2	18.8	39.8	36.5
Corporate	(22.3)	(25.2)	(45.6)	(38.3)
Total	$187.7	$137.0	$271.5	$162.6

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MLM Announces Second-Quarter 2016 Results

August 2, 2016

MARTIN MARIETTA MATERIALS, INC.
Unaudited Financial Highlights
(In millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net sales by product line:
Heritage:
Aggregates Business:
Aggregates	$511.6	$481.6	$915.7	$813.8
Ready Mixed Concrete	208.5	149.8	392.5	277.3
Asphalt and Paving	65.0	58.0	76.1	74.8
Total Aggregates Business	785.1	689.4	1,384.3	1,165.9
Cement Business	59.8	100.4	129.6	197.0
Magnesia Specialties Business	58.8	60.4	118.4	119.2
Acquisition:
Aggregates Business:
Aggregates	4.7	-	7.1	-
Ready Mixed Concrete	6.4	-	9.1	-
Asphalt and Paving	0.6	-	0.9	-
Total Aggregates Business	11.7	-	17.1	-
Total	$915.4	$850.2	$1,649.4	$1,482.1

Gross profit (loss) by product line:
Heritage:
Aggregates Business:
Aggregates	$165.2	$137.3	$247.5	$178.7
Ready Mixed Concrete	24.8	9.3	42.8	11.4
Asphalt and Paving	12.6	7.9	6.6	3.1
Total Aggregates Business	202.6	154.5	296.9	193.2
Cement Business	24.0	30.4	56.6	49.4
Magnesia Specialties Business	21.7	21.2	44.7	41.4
Corporate	(1.5)	(5.9)	(5.5)	(9.6)
Acquisition:
Aggregates Business:
Aggregates	(0.8)	-	(2.0)	-
Ready Mixed Concrete	0.5	-	0.6	-
Asphalt and Paving	0.2	-	-	-
Total Aggregates Business	(0.1)	-	(1.4)	-
Total	$246.7	$200.2	$391.3	$274.4

The following presents 2015 cement product line metrics for the California cement business prior to the September 30, 2015 divestiture:
		2015 - Three Months Ended
		March 31	June 30	September 30
Shipment tons (000s)		376	367	328

Net sales		$32.5	$33.9	$30.0
Gross (loss) profit		$(4.0)	$3.7	$3.4

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MLM Announces Second-Quarter 2016 Results

August 2, 2016

MARTIN MARIETTA MATERIALS, INC.
Balance Sheet Data
(In millions)

	June 30,	December 31,	June 30,
	2016	2015	2015
	(Unaudited)	(Audited)	(Unaudited)
ASSETS
Cash and cash equivalents	$28.6	$168.4	$44.2
Accounts receivable, net	534.5	410.9	497.5
Inventories, net	504.9	469.1	479.9
Other current assets	53.9	33.2	508.5
Property, plant and equipment, net	3,322.2	3,156.0	3,049.5
Intangible assets, net	2,643.5	2,578.8	2,580.8
Other noncurrent assets	145.7	141.2	100.0
Total assets	$7,233.3	$6,957.6	$7,260.4

LIABILITIES AND EQUITY
Current maturities of long-term debt and short-term facilities	$238.2	$18.7	$15.4
Other current liabilities	363.4	348.0	347.9
Long-term debt (excluding current maturities)	1,541.1	1,550.1	1,637.9
Other noncurrent liabilities	1,074.1	980.6	948.8
Total equity	4,016.5	4,060.2	4,310.4
Total liabilities and equity	$7,233.3	$6,957.6	$7,260.4

- MORE -

MLM Announces Second-Quarter 2016 Results

August 2, 2016

MARTIN MARIETTA MATERIALS, INC.
Unaudited Statements of Cash Flows
(In millions)
	Six Months Ended
	June 30,
	2016	2015
Operating activities:
Consolidated net earnings	$167.2	$88.2
Adjustments to reconcile consolidated net earnings to net cash provided by operating activities:
Depreciation, depletion and amortization	139.6	135.0
Stock-based compensation expense	12.8	7.5
Gain on divestitures and sales of assets	(0.3)	(0.9)
Deferred income taxes	34.4	33.9
Excess tax benefits from stock-based compensation	(3.9)	(0.1)
Other items, net	(5.8)	(0.3)
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable, net	(117.5)	(76.1)
Inventories, net	(33.1)	(27.6)
Accounts payable	32.5	(3.4)
Other assets and liabilities, net	(22.5)	(29.1)
Net cash provided by operating activities	203.4	127.1

Investing activities:
Additions to property, plant and equipment	(210.5)	(128.0)
Acquisitions, net	(123.0)	(10.7)
Cash received in acquisition	3.4	-
Proceeds from divestitures and sales of assets	4.5	2.0
Repayments from affiliate	-	1.8
Payment of railcar construction advances	-	(25.2)
Reimbursement of railcar construction advances	-	25.2
Net cash used for investing activities	(325.6)	(134.9)

Financing activities:
Borrowings of long-term debt	280.0	80.0
Repayments of long-term debt	(70.4)	(8.2)
Payments on capital leases	(1.6)	(1.8)
Change in bank overdraft	(3.1)	(0.2)
Repurchases of common stock	(190.0)	(100.0)
Dividends paid	(51.5)	(54.3)
Excess tax benefits from stock-based compensation	3.9	0.1
Issuances of common stock	15.1	27.7
Net cash used for financing activities	(17.6)	(56.7)

Net decrease in cash and cash equivalents	(139.8)	(64.5)
Cash and cash equivalents, beginning of period	168.4	108.7
Cash and cash equivalents, end of period	$28.6	$44.2

- MORE -

MLM Announces Second-Quarter 2016 Results

August 2, 2016

MARTIN MARIETTA MATERIALS, INC.
Unaudited Operational Highlights

	Three Months Ended		Six Months Ended
	June 30, 2016		June 30, 2016
	Volume	Pricing	Volume	Pricing
Volume/Pricing Variance (1)
Heritage Aggregates Product Line: (2)
Mid-America Group	4.9%	4.2%	12.8%	4.4%
Southeast Group	1.9%	6.2%	3.5%	6.7%
West Group (3)	(5.0%)	10.4%	(0.8%)	10.8%
Heritage Aggregates Operations	0.4%	7.0%	5.4%	7.5%
Aggregates Product Line (4)	1.3%	6.8%	6.2%	7.4%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Shipments (tons in thousands)	2016	2015	2015	2014
Heritage Aggregates Product Line: (2)
Mid-America Group	20,088	19,144	33,010	29,255
Southeast Group	5,375	5,274	9,693	9,364
West Group	16,700	17,585	31,978	32,220
Heritage Aggregates Operations	42,163	42,003	74,681	70,839
Acquisitions	391	-	537	–
Aggregates Product Line (4)	42,554	42,003	75,218	70,839

(1) Volume/pricing variances reflect the percentage increase (decrease) from the comparable period in the prior year.
(2) Heritage Aggregates Product Line and Heritage Aggregates Operations exclude volume and pricing data for acquisitions that have not been included in prior-year operations for the comparable period.

(3) Including the recently acquired Colorado operations in the current-year periods, the volume variances are (2.8%) and 0.9% for the three- and six-months ended June 30, 2016, respectively, and the pricing variancesare 10.0% and 10.7% for the three- and six-months ended June 30, 2016, respectively.

(4) Aggregates Product Line includes acquisitions from the date of acquisition and divestitures through the date of disposal.

- MORE -

MLM Announces Second-Quarter 2016 Results

August 2, 2016

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Heritage (in thousands)
Aggregates tons - external customers	39,557	39,651	70,160	66,783
Internal aggregates tons used in other product lines	2,606	2,352	4,521	4,056
Total aggregates tons	42,163	42,003	74,681	70,839

Asphalt tons - external customers	250	356	319	569
Internal asphalt tons used in road paving business	469	456	534	513
Total asphalt tons	719	812	853	1,082

Ready Mixed Concrete - cubic yards	1,942	1,613	3,705	2,977

Cement tons - external customers	578	994	1,263	2,019
Internal cement tons used in other product lines	276	209	548	401
Total Cement tons	854	1,203	1,811	2,420

Acquisitions (in thousands)
Aggregates tons - external customers	310	-	451	–
Internal aggregates tons used in other product lines	81	-	86	–
Total aggregates tons	391	-	537	–

Asphalt tons - external customers	13	-	24	-
Internal asphalt tons used in road paving business	115	-	115	-
Total asphalt tons	128	-	139	-

Ready Mixed Concrete - cubic yards	55	-	78	–

Average unit sales price by product line (including internal sales):
Heritage:
Aggregates (per ton)	$12.78	$11.94	$12.89	$11.99
Asphalt (per ton)	$37.20	$42.20	$38.09	$42.56
Ready Mixed Concrete (per cubic yard)	$105.16	$91.35	$103.79	$91.52
Cement (per ton)	$101.04	$98.86	$100.51	$96.16

Acquisitions:
Aggregates (per ton)	$10.21	$-	$10.84	$-
Asphalt (per ton)	$44.13	$-	$43.79	$-
Ready Mixed Concrete (per cubic yard)	$112.86	$-	$113.74	$-

- MORE -

MLM Announces Second-Quarter 2016 Results

August 2, 2016

MARTIN MARIETTA MATERIALS, INC.
Non-GAAP Financial Measures
(Dollars in millions)

Gross margin as a percentage of net sales and operating margin as a percentage of net sales represent non-GAAP measures.  The Company presents these ratios calculated based on net sales, as it is consistent with the basis by which management reviews the Company's operating results.  Further, management believes it is consistent with the basis by which investors analyze the Company's operating results, given that freight and delivery revenues and costs represent pass-throughs and have no profit markup.  Gross margin and operating margin calculated as percentages of total revenues represent the most directly comparable financial measures calculated in accordance with generally accepted accounting principles ("GAAP").  The following tables present the calculations of gross margin and operating margin for the three and six months ended June 30, 2016 and 2015, in accordance with GAAP and reconciliations of the ratios as percentages of total revenues to percentages of net sales:

Consolidated Gross Margin in Accordance with Generally Accepted Accounting Principles	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Gross profit	$246.7	$200.2	$391.3	$274.4
Total revenues	$977.3	$921.4	$1,766.0	$1,612.7
Gross margin	25.2%	21.7%	22.2%	17.0%

Consolidated Gross Margin Excluding Freight and Delivery Revenues	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Gross profit	$246.7	$200.2	$391.3	$274.4
Total revenues	$977.3	$921.4	$1,766.0	$1,612.7
Less: Freight and delivery revenues	(61.9)	(71.2)	(116.6)	(130.6)
Net sales	$915.4	$850.2	$1,649.4	$1,482.1
Gross margin excluding freight and delivery revenues	26.9%	23.5%	23.7%	18.5%

Consolidated Operating Margin in Accordance with Generally Accepted Accounting Principles	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Earnings from operations	$187.7	$137.0	$271.5	$162.6
Total revenues	$977.3	$921.4	$1,766.0	$1,612.7
Operating margin	19.2%	14.9%	15.4%	10.1%

Consolidated Operating Margin Excluding Freight and Delivery Revenues	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Earnings from operations	$187.7	$137.0	$271.5	$162.6
Total revenues	$977.3	$921.4	$1,766.0	$1,612.7
Less: Freight and delivery revenues	(61.9)	(71.2)	(116.6)	(130.6)
Net sales	$915.4	$850.2	$1,649.4	$1,482.1
Operating margin excluding freight and delivery revenues	20.5%	16.1%	16.5%	11.0%

- MORE -

MLM Announces Second-Quarter 2016 Results

August 2, 2016

MARTIN MARIETTA MATERIALS, INC.
Non-GAAP Financial Measures (continued)
(Dollars in millions)

Aggregates Business Gross Margin in Accordance with Generally Accepted Accounting Principles	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Gross profit	$202.5	$154.5	$295.5	$193.2
Total revenues	$851.2	$750.4	$1,502.2	$1,276.4
Gross margin	23.8%	20.6%	19.7%	15.1%

Aggregates Business Gross Margin Excluding Freight and Delivery Revenues	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Gross profit	$202.5	$154.5	$295.5	$193.2
Total revenues	$851.2	$750.4	$1,502.2	$1,276.4
Less: Freight and delivery revenues	(54.4)	(61.0)	(100.8)	(110.5)
Net sales	$796.8	$689.4	$1,401.4	$1,165.9
Gross margin excluding freight and delivery revenues	25.4%	22.4%	21.1%	16.6%

Aggregates Product Line Gross Margin in Accordance with Generally Accepted Accounting Principles	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Gross profit	$164.4	$137.3	$245.4	$178.7
Total revenues	$565.8	$536.8	$1,013.8	$914.8
Gross margin	29.0%	25.6%	24.2%	19.5%

Aggregates Product Line Gross Margin Excluding Freight and Delivery Revenues	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Gross profit	$164.4	$137.3	$245.4	$178.7
Total revenues	$565.8	$536.8	$1,013.8	$914.8
Less: Freight and delivery revenues	(49.5)	(55.2)	(91.1)	(101.0)
Net sales	$516.3	$481.6	$922.7	$813.8
Gross margin excluding freight and delivery revenues	31.8%	28.5%	26.6%	22.0%

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MLM Announces Second-Quarter 2016 Results

August 2, 2016

MARTIN MARIETTA MATERIALS, INC.
Non-GAAP Financial Measures (continued)
(Dollars in millions)

Ready Mixed Concrete Product Line Gross Margin in Accordance with Generally Accepted Accounting Principles	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Gross profit	$25.3	$9.3	$43.4	$11.4
Total revenues	$215.3	$150.1	$402.4	$278.1
Gross margin	11.8%	6.2%	10.8%	4.1%

Ready Mixed Concrete Product Line Gross Margin Excluding Freight and Delivery Revenues	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Gross profit	$25.3	$9.3	$43.4	$11.4
Total revenues	$215.3	$150.1	$402.4	$278.1
Less: Freight and delivery revenues	(0.4)	(0.3)	(0.7)	(0.5)
Net sales	$214.9	$149.8	$401.7	$277.6
Gross margin excluding freight and delivery revenues	11.8%	6.2%	10.8%	4.1%

Aggregates-Related Downstream Operations Gross Margin in Accordance with Generally Accepted Accounting Principles	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Gross profit	$38.2	$17.2	$50.1	$14.5
Total revenues	$285.4	$213.6	$488.3	$361.7
Gross margin	13.4%	8.1%	10.3%	4.0%

Aggregates-Related Downstream Operations Gross Margin Excluding Freight and Delivery Revenues	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Gross profit	$38.2	$17.2	$50.1	$14.5
Total revenues	$285.4	$213.6	$488.3	$361.7
Less: Freight and delivery revenues	(4.9)	(5.8)	(9.7)	(9.6)
Net sales	$280.5	$207.8	$478.6	$352.1
Gross margin excluding freight and delivery revenues	13.6%	8.3%	10.5%	4.1%

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MLM Announces Second-Quarter 2016 Results

August 2, 2016

MARTIN MARIETTA MATERIALS, INC.
Non-GAAP Financial Measures (continued)
(Dollars in millions)

Cement Business Gross Margin in Accordance with Generally Accepted Accounting Principles	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Gross profit	$24.0	$30.4	$56.6	$49.4
Total revenues	$62.5	$105.9	$136.0	$208.0
Gross margin	38.4%	28.7%	41.6%	23.8%

Cement Business Gross Margin Excluding Freight and Delivery Revenues	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Gross profit	$24.0	$30.4	$56.6	$49.4
Total revenues	$62.5	$105.9	$136.0	$208.0
Less: Freight and delivery revenues	(2.7)	(5.5)	(6.4)	(11.0)
Net sales	$59.8	$100.4	$129.6	$197.0
Gross margin excluding freight and delivery revenues	40.1%	30.3%	43.6%	25.1%

Cement Business, Excluding California Business, Gross Margin in Accordance with Generally Accepted Accounting Principles	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Gross profit	$24.0	$27.0	$56.6	$50.0
Total revenues	$62.5	$70.6	$136.0	$138.3
Gross margin	38.4%	38.2%	41.6%	36.2%

Cement Business, Excluding California Business, Gross Margin Excluding Freight and Delivery Revenues	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Gross profit	$24.0	$27.0	$56.6	$50.0
Total revenues	$62.5	$70.6	$136.0	$138.3
Less: Freight and delivery revenues	(2.7)	(4.4)	(6.4)	(8.6)
Net sales	$59.8	$66.2	$129.6	$129.7
Gross margin excluding freight and delivery revenues	40.1%	40.7%	43.6%	38.6%

-MORE-

MLM Announces Second-Quarter 2016 Results

August 2, 2016

MARTIN MARIETTA MATERIALS, INC.
Non-GAAP Financial Measures (continued)
(Dollars in millions)

Magnesia Specialties Business Gross Margin in Accordance with Generally Accepted Accounting Principles	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Gross profit	$21.7	$21.2	$44.7	$41.4
Total revenues	$63.6	$65.1	$127.8	$128.3
Gross margin	34.1%	32.6%	34.9%	32.3%

Magnesia Specialties Business Gross Margin Excluding Freight and Delivery Revenues	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Gross profit	$21.7	$21.2	$44.7	$41.4
Total revenues	$63.6	$65.1	$127.8	$128.3
Less: Freight and delivery revenues	(4.8)	(4.7)	(9.4)	(9.1)
Net sales	$58.8	$60.4	$118.4	$119.2
Gross margin excluding freight and delivery revenues	36.8%	35.1%	37.7%	34.7%

The Corporation presents the increases in consolidated net sales and cement business shipments, excluding net sales and shipments attributable to the California cement business which was divested in September 2015, from the prior-year quarter.  Management presents these measures, as they present the growth in net sales and cement shipments on a comparable basis.

The following presents the calculations of the measures:
	Three Months Ended
	June 30,
	2016	2015
Consolidated net sales	$915.4	$850.2
Less: Net sales attributable to California cement business:
Cement	-	(33.9)
Aggregates	-	(0.3)
Less: Net sales attributable to California cement business	-	(34.2)
Consolidated net sales excluding net sales attributable to the California cement business	$915.4	$816.0

Increase in net sales excluding net sales attributable to the California cement business	12%

	Three Months Ended
	June 30,
(shipments in thousands of tons)	2016	2015
Cement shipments	854	1,203
Less: Cement shipments attributable to California cement business	-	(367)
Cement shipments excluding shipments attributable to the California cement business	854	836

Increase in cement shipments, excluding shipments attributable to the California cement business	2.2%

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MLM Announces Second-Quarter 2016 Results

August 2, 2016

MARTIN MARIETTA MATERIALS, INC.
Non-GAAP Financial Measures (continued)
(Dollars in millions)

The ratio of Consolidated Debt-to-Consolidated EBITDA, as defined, for the trailing-12 months is a covenant under the Company's revolving credit facility, term loan facility and accounts receivable securitization facility.  Under the terms of these agreements, as amended, the Company's ratio of Consolidated Debt-to-Consolidated EBITDA as defined, for the trailing-12 months cannot exceed 3.50 times as of June 30, 2016, with certain exceptions related to qualifying acquisitions, as defined.

The following presents the calculation of Consolidated Debt-to-Consolidated EBITDA, as defined, for the trailing-12 months at June 30, 2016. For supporting calculations, refer to Company's website at www.martinmarietta.com.

Twelve Month Period
July 1, 2015 to
June 30, 2016
Earnings from continuing operations attributable to Martin Marietta Materials, Inc.	$367.8
Add back:
Interest expense	78.2
Income tax expense	159.8
Depreciation, depletion and amortization expense	266.6
Stock-based compensation expense	18.9
Acquisition-related expenses, net, related to the TXI acquisition	19.0

Deduct:
Interest income	(0.5)

Consolidated EBITDA, as defined	$909.8

Consolidated Debt, including debt for which the Company is a co-borrower, at June 30, 2016	$1,802.0

Consolidated Debt-to-Consolidated EBITDA, as defined,
at June 30, 2016, for the trailing-twelve month EBITDA	1.98 times

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MLM Announces Second-Quarter 2016 Results

August 2, 2016

EBITDA is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness.  EBITDA is not defined by generally accepted accounting principles and, as such, should not be construed as an alternative to net earnings or operating cash flow.  For further information on EBITDA, refer to the Company's website at www.martinmarietta.com.  EBITDA is as follows for the three and six months ended June 30, 2016 and 2015.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Consolidated Earnings Before Interest, Income Taxes, Depreciation, Depletion and Amortization (EBITDA)	$266.5	$206.9	$419.1	$298.1

A Reconciliation of Net Earnings (Loss) Attributable to Martin Marietta Materials, Inc. to Consolidated EBITDA is as follows:
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net Earnings Attributable to Martin Marietta Materials, Inc.	$122.1	$81.9	$167.0	$88.1
Add back:
Interest Expense	20.3	19.1	40.3	38.4
Taxes on Income	53.4	38.9	73.1	38.1
Depreciation, Depletion and Amortization Expense	70.7	67.0	138.7	133.5
Consolidated EBITDA	$266.5	$206.9	$419.1	$298.1

Net Sales	$915.4	$850.2	$1,649.4	$1,482.1

EBITDA margin as percentage of net sales	29.1%	24.3%	25.4%	20.1%

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MLM Announces Second-Quarter 2016 Results

August 2, 2016

MARTIN MARIETTA MATERIALS, INC.
Non-GAAP Financial Measures (continued)
(Dollars in millions)

Incremental consolidated gross margin (excluding freight and delivery revenues) is a non-GAAP measure.  The Company presents this metric to enhance analysts' and investors' understanding of the impact of increased net sales on profitability.   Due to the significant amount of fixed costs, gross margin (excluding freight and delivery revenues) typically increases at a disproportionate rate in periods of increased shipments. The following shows the calculation of incremental consolidated gross margin (excluding freight and delivery revenues)  for the quarter ended June 30, 2016:

Consolidated net sales for the quarter ended June 30, 2016	$915.4
Consolidated net sales for the quarter ended June 30, 2015	850.2
Incremental net sales	$65.2

Consolidated gross profit for the quarter ended June 30, 2016	$246.7
Consolidated gross profit for the quarter ended June 30, 2015	200.2
Incremental gross profit	$46.5

Incremental consolidated gross margin (excluding freight and delivery revenues) for the quarter ended June 30, 2016	71%

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